SCHEDULE II
                            INFORMATION WITH RESPECT TO
                 TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)
                                      SHARES PURCHASED     AVERAGE
                        DATE              SOLD(-)          PRICE(2)
 COMMON STOCK-YOUNG BROADCASTING INC.
          GAMCO ASSET MANAGEMENT INC.
                       6/11/07          100,000             3.6800
                       6/08/07              800-            3.6213
          GABELLI FUNDS, LLC.
              GABELLI SMALL CAP GROWTH FUND
                       6/11/07          100,000             3.6800
              GABELLI GLOBAL MULTIMEDIA TRUST
                       6/13/07           14,600             3.7137
                       6/12/07            1,800             3.7000
                       6/11/07           14,400             3.7167
              GABELLI ASSET FUND
                       6/13/07            4,400             3.7137
                       6/12/07              600             3.7000
                       6/11/07            4,300             3.7167

(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
    ON THE NASDAQ STOCK MARKET.

(2) PRICE EXCLUDES COMMISSION.